EXHIBIT 99.1

Tilray Brands Reports Strong First Quarter Fiscal 2026 Results, Highlighting Continued Growth with Record Q1 Net Revenue of $210 Million and Net Income

Operational Efficiencies and Focus on Profitability Drove Net Income of $1.5 Million, Adjusted EBITDA Increased 9% to $10 Million and Net Cash Used in Operations Improved by $34 Million Year-Over-Year

Canadian Adult-Use Cannabis Gross Revenue Increased 12%, Maintaining the #1 Position in Revenue and Expanding Market Share; International Cannabis Revenue Grew 10% Year-Over-Year

Balance Sheet Strengthened to $265 Million in Cash; Net Debt Reduced to $4 Million

Reiterates Fiscal Year 2026 Adjusted EBITDA Outlook of $62 Million – $72 Million

NEW YORK and LONDON and LEAMINGTON, Ontario, Oct. 09, 2025 (GLOBE NEWSWIRE) -- Tilray Brands, Inc. (“Tilray”, “our”, “we” or the “Company”) (Nasdaq: TLRY; TSX: TLRY), a global lifestyle and consumer packaged goods company at the forefront of the cannabis, beverage, and wellness industries, today reported financial results for its first fiscal quarter ended August 31, 2025. All financial information in this press release is reported in U.S. dollars, unless otherwise indicated.

Irwin D. Simon, Chairman and Chief Executive Officer, stated, "As we enter fiscal 2026, Tilray’s first quarter results underscore the effectiveness of our strategic vision and disciplined execution. Achieving a record Q1 net revenue of $210 million, delivering net income, and fortifying our balance sheet are not just milestones, they are proof points of our commitment to building sustainable growth, operational excellence, and unlocking value for our shareholders. Our global platform positions Tilray Brands not just to participate in, but to lead, the evolution of the global cannabis, beverage, and wellness sectors."

Mr. Simon continued, "Looking forward, I am confident in Tilray’s ability to seize the transformative opportunities ahead, especially as the U.S. explores cannabis rescheduling and the European cannabis landscape continues to evolve. Our global platform, proven expertise in medical and adult-use cannabis, and trusted partnerships with patients, healthcare professionals, and policymakers set us apart as the partner of choice in this dynamic industry. We are committed to expanding access, advancing innovation, and supporting responsible regulatory progress around the world. These achievements and forward trends reinforce my unwavering belief in Tilray’s trajectory and our ability to deliver long-term value to our investors."

Financial Highlights
All comparisons made to the prior year period

  Net revenue increased 5% to $209.5 million in the first quarter compared to $200.0 million.
  Gross profit was $57.5 million in the first quarter compared to $59.7 million.
  Gross margin was 27% in the first quarter compared to 30%.
  Cannabis net revenue increased 5% to $64.5 million in the first quarter compared to $61.2 million.
    Cannabis gross profit was $23.3 million in the first quarter compared to $24.2 million.
    Cannabis gross margin was 36% in the first quarter compared to 40%.
  Beverage net revenue was $55.7 million in the first quarter compared to $56.0 million.
    Beverage gross profit was $21.3 million in the first quarter compared to $22.9 million.
    Beverage gross margin was 38% in the first quarter compared to 41%.
  Wellness net revenue increased to $15.2 million in the first quarter compared to $14.8 million.
    Wellness gross margin was 32% in the first quarter and was unchanged.
  Distribution net revenue was $74.0 million in the first quarter compared to $68.1 million.
    Distribution gross margin was 11% in the first quarter compared to 12%.
  Net income was $1.5 million in the first quarter compared to a net loss of $(34.7) million.
  Adjusted net income increased by $10.0 million to $3.9 million in the first quarter compared to adjusted net loss of $(6.1) million.
  Adjusted EBITDA increased 9% to $10.2 million in the first quarter compared to $9.3 million.

Cash Flow: Cash used in operations improved significantly by $34.0 million to $(1.3) million from $(35.3) million.

Balance Sheet Update: In the first quarter, Tilray reduced its total outstanding debt by $7.7 million, further strengthening the balance sheet. As a result, the ratio of net debt to trailing twelve months adjusted EBITDA was reduced to 0.07x. Our $264.8 million cash balance provides Tilray with great flexibility for strategic opportunities.

Live Audio Webcast

Tilray Brands will host a webcast to discuss these results today at 8:30 a.m. Eastern Time. Investors may join the live webcast available on the Events & Presentations section of Tilray’s Investor Relations website. A replay will be available and archived on the Company’s website.

About Tilray Brands

Tilray Brands, Inc. (“Tilray”) (Nasdaq: TLRY; TSX: TLRY), is a leading global lifestyle and consumer packaged goods company with operations in Canada, the United States, Europe, Australia, and Latin America that is leading as a transformative force at the nexus of cannabis, beverage, wellness, and entertainment, elevating lives through moments of connection. Tilray’s mission is to be a leading premium lifestyle company with a house of brands and innovative products that inspire joy and create memorable experiences. Tilray’s unprecedented platform supports over 40 brands in over 20 countries, including comprehensive cannabis offerings, hemp-based foods, and craft beverages.

For more information on how we are elevating lives through moments of connection, visit Tilray.com and follow @Tilray on all social platforms.

Cautionary Statement Concerning Forward-Looking Statements

Certain statements in this press release constitute forward-looking information or forward-looking statements (together, “forward-looking statements”) under Canadian securities laws and within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that are intended to be subject to the “safe harbor” created by those sections and other applicable laws. Forward-looking statements can be identified by words such as “forecast,” “future,” “should,” “could,” “enable,” “potential,” “contemplate,” “believe,” “anticipate,” “estimate,” “plan,” “expect,” “intend,” “position,” “may,” “project,” “will,” “would” and the negative of these terms or similar expressions, although not all forward-looking statements contain these identifying words. Certain material factors, estimates, goals, projections or assumptions were used in drawing the conclusions contained in the forward-looking statements throughout this communication.

Forward-looking statements include statements regarding our intentions, beliefs, projections, outlook, analyses or current expectations concerning, among other things: the Company’s ability to become a leading lifestyle consumer packaged goods company; the Company’s ability to become a leading beverage alcohol Company; the Company’s ability to achieve long term profitability; the Company’s ability to achieve operational scale, market share, distribution, profitability and revenue growth in particular business lines and markets; the Company’s ability to successfully achieve revenue growth, margin and profitability improvements, production and supply chain efficiencies, synergies and cost savings; the Company’s ability to achieve fiscal year 2026 financial guidance, including expected Adjusted EBITDA of $62 to $72 million and synergy optimizations; the Company’s expected revenue growth, sales volume, profitability, synergies and accretion related to any of its acquisitions; expected opportunities in the U.S., including upon U.S. federal cannabis legalization or rescheduling; the Company’s ability to successfully leverage artificial intelligence strategies; the Company’s anticipated investments and acquisitions, including in organic and strategic growth, partnership efforts, product offerings and other initiatives; and the Company’s ability to commercialize new and innovative products.

Many factors could cause actual results, performance or achievement to be materially different from any forward-looking statements, and other risks and uncertainties not presently known to the Company or that the Company deems immaterial could also cause actual results or events to differ materially from those expressed in the forward-looking statements contained herein. For a more detailed discussion of these risks and other factors, see the most recently filed annual information form of the Company and the Annual Report on Form 10-K (and other periodic reports filed with the SEC) of the Company made with the SEC and available on EDGAR. The forward-looking statements included in this communication are made as of the date of this communication and the Company does not undertake any obligation to publicly update such forward-looking statements to reflect new information, subsequent events or otherwise unless required by applicable securities laws.

Use of Non-U.S. GAAP Financial Measures

This press release and the accompanying tables include non-GAAP financial measures, including Adjusted gross margin (consolidated and for each of our reporting segments), Adjusted gross profit (consolidated and for each of our reporting segments), Adjusted EBITDA, Adjusted net income (loss), Adjusted net income (loss) per share, free cash flow, adjusted free cash flow, constant currency presentations of revenue, cash and marketable securities, net debt and net debt to adjusted EBITDA. Management believes that the non-GAAP financial measures presented provide useful additional information to investors about current trends in the Company's operations and are useful for period-over-period comparisons of operations. These non-GAAP financial measures should not be considered in isolation or as a substitute for the comparable GAAP measures. In addition, these non-GAAP measures may not be the same as similar measures provided by other companies due to potential differences in methods of calculation and items being excluded. They should be read only in connection with the Company's Consolidated Statements of Operations and Cash Flows presented in accordance with GAAP.

Certain forward-looking non-GAAP financial measures included in this press release are not reconciled to the comparable forward-looking GAAP financial measures. The Company is not able to reconcile these forward-looking non-GAAP financial measures to their most directly comparable forward-looking GAAP financial measures without unreasonable efforts because the Company is unable to predict with a reasonable degree of certainty the type and extent of certain items that would be expected to impact GAAP measures but would not impact the non-GAAP measures. Such items may include litigation and related expenses, transaction costs, foreign exchange movements and other items. The unavailable information could have a significant impact on the Company's GAAP financial results.

The Company believes presenting net sales at constant currency provides useful information to investors because it provides transparency to underlying performance in the Company's consolidated net sales by excluding the effect that foreign currency exchange rate fluctuations have on period-to-period comparability given the volatility in foreign currency exchange markets. To present this information for historical periods, current period net sales for entities reporting in currencies other than the U.S. dollar are translated into U.S. dollars at the average monthly exchange rates in effect during the corresponding period of the prior fiscal year, rather than at the actual average monthly exchange rate in effect during the current period of the current fiscal year. As a result, the foreign currency impact is equal to the current year results in local currencies multiplied by the change in average foreign currency exchange rate between the current fiscal period and the corresponding period of the prior fiscal year. A reconciliation of prior year revenue to constant currency revenue the most directly comparable GAAP measure, has been provided in the financial statement tables included above in this press release.

Adjusted EBITDA is calculated as net income (loss) before income tax benefits, net; interest expense, net; non-operating income (expense), net; amortization; stock-based compensation; change in fair value of contingent consideration; purchase price accounting step-up; project 420 optimization costs; litigation costs; restructuring costs, and transaction (income) costs, net. A reconciliation of Adjusted EBITDA to net loss, the most directly comparable GAAP measure, has been provided in the financial statement tables included below in this press release.

Adjusted net income (loss) is calculated as net loss attributable to stockholders of Tilray Brands, Inc., less; non-operating income (expense), net; amortization; stock-based compensation; change in fair value of contingent project 420 optimization costs; litigation costs; restructuring costs and transaction (income) costs, net. A reconciliation of Adjusted net income (loss) to net loss attributable to stockholders of Tilray Brands, Inc., the most directly comparable GAAP measure, has been included below in this press release.

Adjusted net income (loss) per share is calculated as net loss attributable to stockholders of Tilray Brands, Inc., net; non-operating income (expense), net; amortization; stock-based compensation; change in fair value of contingent consideration; project 420 optimization costs; litigation costs; restructuring costs and transaction (income) costs, divided by weighted average number of common shares outstanding. A reconciliation of Adjusted net income (loss) per share to net loss attributable to stockholders of Tilray Brands, Inc., the most directly comparable GAAP measure, has been included below in this press release. Adjusted net income (loss) per share is not calculated in accordance with GAAP and should not be considered an alternative for GAAP net income (loss) per share or as a measure of liquidity.

Adjusted gross profit (consolidated and for each of our reporting segments), is calculated as gross profit adjusted to exclude the impact of purchase price accounting valuation step-up. A reconciliation of Adjusted gross profit, excluding purchase price accounting valuation step-up, to gross profit, the most directly comparable GAAP measure, has been provided in the financial statement tables included above in this press release. Adjusted gross margin (consolidated and for each of our reporting segments), excluding purchase price accounting valuation step-up, is calculated as revenue less cost of sales adjusted to add back amortization of inventory step-up, divided by revenue. A reconciliation of Adjusted gross margin, excluding purchase price accounting valuation step-up, to gross margin, the most directly comparable GAAP measure, has been provided in the financial statement tables included above in this press release.

Free cash flow is comprised of two GAAP measures which are net cash flow provided by (used in) operating activities less investments in capital and intangible assets, net. A reconciliation of net cash flow provided by (used in) operating activities to free cash flow, the most directly comparable GAAP measure, has been provided in the financial statement tables included above in this press release. Adjusted free cash flow is comprised of two GAAP measures which are net cash flow provided by (used in) operating activities less investments in capital and intangible assets, net, and the exclusion of growth CAPEX from investments in capital and intangible assets, net, which excludes the amount of capital expenditures that are considered to be associated with growth of future operations rather than to maintain the existing operations of the Company, and excludes cash paid for litigation settlements. A reconciliation of net cash flow provided by (used in) operating activities to adjusted free cash flow, the most directly comparable GAAP measure, has been provided in the financial statement tables included above in this press release.

Cash and marketable securities are comprised of two GAAP measures, cash and cash equivalents added to marketable securities. The Company’s management believes that this presentation provides useful information to management, analysts and investors regarding certain additional financial and business trends relating to its short-term liquidity position by combing these two GAAP metrics.

Net debt is comprised of GAAP measures and reduces bank indebtedness, current and non-current portions of long-term debt, the principal balance of convertible debt by cash and cash equivalents and marketable securities. The company believes this metric provides useful information to management, analysts, and investors regarding its liquidity and the Company’s ability to repay all of its debt. Net debt to adjusted EBITDA is a liquidity ratio used by management and is computed as the ratio of net debt to the trailing 12 months of adjusted EBITDA defined above.

Contacts:
Investor Relations
investors@tilray.com
Pro-TLRY@prosek.com

Media
news@tilray.com

Consolidated Statements of Financial Position
	August 31,	May 31,
(in thousands of US dollars)	2025	2025
Assets
Current assets
Cash and cash equivalents	$264,828	$221,666
Marketable securities	—	34,697
Accounts receivable, net	107,075	121,489
Inventory	282,787	270,882
Prepaids and other current assets	40,650	34,092
Assets held for sale	5,800	5,800
Total current assets	701,140	688,626
Capital assets	560,157	568,433
Operating lease, right-of-use assets	21,003	22,279
Digital assets	992	—
Intangible assets	25,173	21,423
Goodwill	752,350	752,350
Long-term investments	10,172	10,132
Other assets	11,659	11,084
Total assets	$2,082,646	$2,074,327
Liabilities
Current liabilities
Bank indebtedness	$8,185	$7,181
Accounts payable and accrued liabilities	230,913	235,322
Contingent consideration	—	15,000
Warrant liability	4,762	1,092
Current portion of lease liabilities	7,477	6,941
Current portion of long-term debt	16,295	14,767
Total current liabilities	267,632	280,303
Long - term liabilities
Lease liabilities	63,345	64,925
Long-term debt	144,175	148,493
Convertible debentures payable	84,267	86,428
Deferred tax liabilities, net	1,943	3,748
Other liabilities	626	855
Total liabilities	561,988	584,752
Stockholders' equity
Common stock ($0.0001 par value; 1,416,000,000 common shares authorized; 1,118,291,159 and 1,060,678,745 common shares issued and outstanding, respectively)	111	106
Treasury Stock (3,213,914 and 2,004,218 treasury shares issued and outstanding, respectively)	—	—
Preferred shares ($0.0001 par value; 10,000,000 preferred shares authorized; nil and nil preferred shares issued and outstanding, respectively)	—	—
Additional paid-in capital	6,431,410	6,401,657
Accumulated other comprehensive loss	(43,230)	(43,063)
Accumulated deficit	(4,847,548)	(4,847,226)
Total Tilray Brands, Inc. stockholders' equity	1,540,743	1,511,474
Non-controlling interests	(20,085)	(21,899)
Total stockholders' equity	1,520,658	1,489,575
Total liabilities and stockholders' equity	$2,082,646	$2,074,327

Condensed Consolidated Statements of Net Income (Loss) and Comprehensive Income (Loss)
	For the three months ended
	August 31,	August 31,	Change	% Change
(in thousands of U.S. dollars, except for per share data)	2025	2024	2025 vs. 2024
Net revenue	$209,501	$200,044	$9,457	5%
Cost of goods sold	152,032	140,338	11,694	8%
Gross profit	57,469	59,706	(2,237)	(4)%
Operating expenses:
General and administrative	41,053	44,113	(3,060)	(7)%
Selling	12,923	11,690	1,233	11%
Amortization	3,929	21,804	(17,875)	(82)%
Marketing and promotion	10,155	11,566	(1,411)	(12)%
Research and development	41	105	(64)	(61)%
Change in fair value of contingent consideration	(15,000)	—	(15,000)	NM
Litigation costs, net of recoveries	1,007	1,595	(588)	(37)%
Restructuring costs	869	4,247	(3,378)	(80)%
Transaction costs (income), net	400	1,156	(756)	(65)%
Total operating expenses	55,377	96,276	(40,899)	(42)%
Operating income (loss)	2,092	(36,570)	38,662	(106)%
Interest expense, net	(6,696)	(9,842)	3,146	(32)%
Non-operating income (expense), net	3,832	12,646	(8,814)	(70)%
Loss before income taxes	(772)	(33,766)	32,994	(98)%
Income tax expense (recovery), net	(2,285)	886	(3,171)	(358)%
Net income (loss)	$1,513	$(34,652)	$36,165	(104)%
Total net income (loss) attributable to:
Stockholders of Tilray Brands, Inc.	(322)	(39,165)	38,843	(99)%
Non-controlling interests	1,835	4,513	(2,678)	(59)%
Other comprehensive gain (loss), net of tax
Foreign currency translation gain (loss)	(188)	4,160	(4,348)	(105)%
Comprehensive income (loss)	$1,325	$(30,492)	$31,817	(104)%
Total comprehensive income (loss) attributable to:
Stockholders of Tilray Brands, Inc.	(322)	(39,165)	38,843	(99)%
Non-controlling interests	1,835	4,513	(2,678)	(59)%
Weighted average number of common shares - basic	1,060,271,899	875,444,828	184,827,071	21%
Weighted average number of common shares - diluted	1,060,271,899	875,444,828	184,827,071	21%
Net loss per share - basic	$(0.00)	$(0.04)	$0.04	(100)%
Net loss per share - diluted	$(0.00)	$(0.04)	$0.04	(100)%

Condensed Consolidated Statements of Cash Flows
	For the three months ended
	August 31,	August 31,	Change	% Change
(in thousands of US dollars)	2025	2024	2025 vs. 2024
Cash provided by (used in) operating activities:
Net income (loss)	$1,513	$(34,652)	$36,165	(104)%
Adjustments for:
Deferred income tax (recovery) expense, net	(2,285)	382	(2,667)	(698)%
Unrealized foreign exchange gain	(2,328)	(5,602)	3,274	(58)%
Amortization	15,561	31,814	(16,253)	(51)%
Accretion of convertible debt discount	1,976	3,067	(1,091)	(36)%
Unrealized loss on digital assets	8	—	8	NM
Other non-cash items	282	729	(447)	(61)%
Stock-based compensation	5,052	6,917	(1,865)	(27)%
Gain on long-term investments	(39)	(499)	460	(92)%
Loss (gain) on derivative instruments	3,670	(696)	4,366	(627)%
Change in fair value of contingent consideration	(15,000)	—	(15,000)	NM
Change in non-cash working capital:
Accounts receivable	14,414	(2,342)	16,756	(715)%
Prepaids and other current assets	(7,133)	(13,570)	6,437	(47)%
Inventory	(11,905)	(12,383)	478	(4)%
Accounts payable and accrued liabilities	(5,127)	(8,472)	3,345	(39)%
Net cash used in operating activities	(1,341)	(35,307)	33,966	(96)%
Cash provided by (used in) investing activities:
Investment in capital and intangible assets	(9,523)	(6,736)	(2,787)	41%
Proceeds from disposal of capital and intangible assets	293	28	265	946%
Investment in digital assets	(1,000)	—	(1,000)	NM
Disposal (purchase) of marketable securities, net	34,697	(42,687)	77,384	(181)%
Net cash provided by (used in) investing activities	24,467	(49,395)	73,862	(150)%
Cash provided by (used in) financing activities:
Share capital issued, net of cash issuance costs	22,491	66,472	(43,981)	(66)%
Repayment of long-term debt	(2,653)	(4,791)	2,138	(45)%
Repayment of convertible debt	—	(330)	330	(100)%
Repayment of lease liabilities	(994)	(862)	(132)	15%
Net decrease in bank indebtedness	1,004	101	903	894%
Net cash provided by financing activities	19,848	60,590	(40,742)	(67)%
Effect of foreign exchange on cash and cash equivalents	188	958	(770)	(80)%
Net increase (decrease) in cash and cash equivalents	43,162	(23,154)	66,316	(286)%
Cash and cash equivalents, beginning of period	221,666	228,340	(6,674)	(3)%
Cash and cash equivalents, end of period	$264,828	$205,186	$59,642	29%

Net Revenue by Operating Segment
	For the three months ended		For the three months ended
(In thousands of U.S. dollars)	August 31, 2025	% of Total Revenue	August 31, 2024	% of Total Revenue
Beverage business	$55,739	27%	$55,972	28%
Cannabis business	64,511	31%	61,249	31%
Distribution business	74,007	35%	68,071	34%
Wellness business	15,244	7%	14,752	7%
Total net revenue	$209,501	100%	$200,044	100%

Net Revenue by Operating Segment in Constant Currency
	For the three months ended		For the three months ended
	August 31, 2025		August 31, 2024
(In thousands of U.S. dollars)	as reported in constant currency	% of Total Revenue	as reported in constant currency	% of Total Revenue
Beverage business	$55,739	27%	$55,972	28%
Cannabis business	64,049	31%	61,249	31%
Distribution business	69,706	34%	68,071	34%
Wellness business	15,281	8%	14,752	7%
Total net revenue	$204,775	100%	$200,044	100%

Net Cannabis Revenue by Market Channel
	For the three months ended		For the three months ended
(In thousands of U.S. dollars)	August 31, 2025	% of Total Revenue	August 31, 2024	% of Total Revenue
Revenue from Canadian medical cannabis	$6,146	10%	$6,261	10%
Revenue from Canadian adult-use cannabis	64,067	99%	57,235	94%
Revenue from wholesale cannabis	4,155	6%	5,507	9%
Revenue from international cannabis	13,367	21%	12,191	20%
Less excise taxes	(23,224)	(36)%	(19,945)	(33)%
Total	$64,511	100%	$61,249	100%

Net Cannabis Revenue by Market Channel in Constant Currency
	For the three months ended		For the three months ended
	August 31, 2025		August 31, 2024
(In thousands of U.S. dollars)	as reported in constant currency	% of Total Revenue	as reported in constant currency	% of Total Revenue
Revenue from Canadian medical cannabis	$6,174	9%	$6,261	10%
Revenue from Canadian adult-use cannabis	64,359	100%	57,235	94%
Revenue from wholesale cannabis	4,173	7%	5,507	9%
Revenue from international cannabis	12,674	20%	12,191	20%
Less excise taxes	(23,331)	(36)%	(19,945)	(33)%
Total	$64,049	100%	$61,249	100%

Other Financial Information: Key Operating Metrics
	For the three months ended
	August 31,	August 31,
(in thousands of U.S. dollars)	2025	2024
Net beverage revenue	$55,739	$55,972
Net cannabis revenue	64,511	61,249
Distribution revenue	74,007	68,071
Wellness revenue	15,244	14,752
Beverage costs	34,413	33,050
Cannabis costs	41,241	37,054
Distribution costs	66,008	60,138
Wellness costs	10,370	10,096
Adjusted gross profit (excluding PPA step-up) (1)	57,469	59,881
Beverage adjusted gross margin (excluding PPA step-up) (1)	38%	41%
Cannabis adjusted gross margin (excluding PPA step-up) (1)	36%	40%
Distribution gross margin	11%	12%
Wellness gross margin	32%	32%
Adjusted EBITDA (1)	$10,181	$9,334
Cash and marketable securities (1) as at the period ended:	264,828	280,055
Working capital as at the period ended:	$433,508	$432,334

Other Financial Information: Gross Margin and Adjusted Gross Margin
	For the three months ended August 31, 2025
(In thousands of U.S. dollars)	Beverage	Cannabis	Distribution	Wellness	Total
Net revenue	$55,739	$64,511	$74,007	$15,244	$209,501
Cost of goods sold	34,413	41,241	66,008	10,370	152,032
Gross profit	21,326	23,270	7,999	4,874	57,469
Gross margin	38%	36%	11%	32%	27%

	For the three months ended August 31, 2024
(In thousands of U.S. dollars)	Beverage	Cannabis	Distribution	Wellness	Total
Net revenue	$55,972	$61,249	$68,071	$14,752	$200,044
Cost of goods sold	33,050	37,054	60,138	10,096	140,338
Gross profit	22,922	24,195	7,933	4,656	59,706
Gross margin	41%	40%	12%	32%	30%
Adjustments:
Purchase price accounting step-up	175	—	—	—	175
Adjusted gross profit	23,097	24,195	7,933	4,656	59,881
Adjusted gross margin	41%	40%	12%	32%	30%

Other Financial Information: Adjusted Earnings Before Interest, Taxes and Amortization
	For the three months ended
	August 31,	August 31,	Change	% Change
(In thousands of U.S. dollars)	2025	2024	2025 vs. 2024
Net income (loss)	$1,513	$(34,652)	$36,165	(104)%
Income tax expense (recovery), net	(2,285)	886	(3,171)	(358)%
Interest expense, net	6,696	9,842	(3,146)	(32)%
Non-operating income (expense), net	(3,832)	(12,646)	8,814	(70)%
Amortization	15,561	31,814	(16,253)	(51)%
Stock-based compensation	5,052	6,917	(1,865)	(27)%
Change in fair value of contingent consideration	(15,000)	—	(15,000)	NM
Project 420 business optimization	200	—	200	NM
Purchase price accounting step-up	—	175	(175)	(100)%
Litigation costs, net of recoveries	1,007	1,595	(588)	(37)%
Restructuring costs	869	4,247	(3,378)	(80)%
Transaction costs (income), net	400	1,156	(756)	(65)%
Adjusted EBITDA	$10,181	$9,334	$847	9%

Other Financial Information: Adjusted Net Income (Loss) Per Share
	For the three months ended
	August 31,	August 31,	Change	% Change
	2025	2024	Change
Net loss attributable to stockholders of Tilray Brands, Inc.	$(322)	$(39,165)	$38,843	(99)%
Non-operating income (expense), net	(3,832)	(12,646)	8,814	(70)%
Amortization	15,561	31,814	(16,253)	(51)%
Stock-based compensation	5,052	6,917	(1,865)	(27)%
Change in fair value of contingent consideration	(15,000)	—	(15,000)	NM
Project 420 business optimization	200	—	200	NM
Litigation costs, net of recoveries	1,007	1,595	(588)	(37)%
Restructuring costs	869	4,247	(3,378)	(80)%
Transaction costs (income)	400	1,156	(756)	(65)%
Adjusted net income (loss)	$3,935	$(6,082)	$10,017	(165)%
Adjusted net income (loss) per share - basic and diluted	$0.00	$(0.01)	$0.01	(100)%

Other Financial Information: Adjusted Free Cash Flow
	For the three months ended
	August 31,	August 31,	Change	% Change
(In thousands of U.S. dollars)	2025	2024	2025 vs. 2024
Net cash used in operating activities	$(1,341)	$(35,307)	$33,966	(96)%
Less: investments in capital and intangible assets, net	(9,230)	(6,708)	(2,522)	38%
Free cash flow	$(10,571)	$(42,015)	$31,444	(75)%
Add: growth CAPEX	3,009	2,540	469	18%
Add: cash paid for litigation settlements	2,804	—	2,804	NM
Adjusted free cash flow	$(4,758)	$(39,475)	$34,717	(88)%